UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14 Waterloo, Ontario N2L 5V4 Canada
(Address of principal executive offices)

Registrant’s telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2010, our board of directors adopted and approved several amendments to our bylaws. These amendments took effect upon their adoption and approval, except that the advance notice provisions continued in Article II, Section 2 and described below will take effect subsequent to our 2010 annual meeting of stockholders. Our bylaws, as so amended and restated (the “August 2010 Bylaws”), are attached hereto as Exhibit 3.1.

Set forth below is a summary of the salient terms and provisions of what we believe to be material amendments to our bylaws as in effect prior to the adoption of our August 2010 Bylaws (“Prior Bylaws”), as well as a comparison of such terms and provisions to the corresponding terms and provisions, if any, in our Prior Bylaws (all Article and Section references are to the August 2010 Bylaws):

August 2010 Bylaws

1. Article II, Section 1 - This section provides that nomination of persons for election to our board of directors and any proposals to be considered by our stockholders at an annual meeting of stockholders may be made by:

  our board of directors; or

  any person who is a stockholder of record at the time of the giving of notice of a meeting as provided for in Article II, Section 2, of the August 2010 Bylaws, who is entitled to vote at such meeting and who has complied with the notice procedures set forth in Article II, Section 2.

2. Article II, Section 2 - This section provides that in order to properly bring a proposal before an annual meeting of stockholders, including the nomination of a person for election as a director, a stockholder, among other things, must provide notice of any such proposal to our corporate secretary not less than 90 days nor more than 120 days in advance of the anniversary of the mailing of the previous year’s annual meeting’s proxy materials, subject to certain modifications if the date of the annual meeting is changed by more than 30 days from such anniversary date.

Article II, Section 2 provides that the information required in a valid notice includes, among other things:

  certain information regarding each proposed nominee, including the number of shares beneficially owned by such person and any other direct or indirect pecuniary or economic interest in any of our capital stock; provided, that we may reasonably require any proposed nominee to furnish such other information to determine the qualifications of such nominee to serve as a director;

  as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for such proposal and a description of all arrangements and of any material interest with respect to such proposal; and

  certain information regarding the stockholder giving the notice, including the number of shares beneficially owned by such person and any other direct or indirect pecuniary or economic interest in any of our capital stock and whether and the extent to which any hedging transaction has been entered into, or any other agreement has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting powers of, such stockholder with respect to any share of our stock.

3. Article III, Section 6 - This section provides that special meetings of our stockholders may be called at any time by:

  our chairman;

  our chief executive officer;

  our president;

  our secretary at the request of a majority of our board of directors; or

  at the request of stockholders owning a majority of our issued and outstanding voting shares of capital stock.

4. Article V - This article delineates procedures for voting by our board of directors on transactions, if any, between us and one or more of our directors.

5. Article VI - This article affords mandatory indemnification to our directors and officers to the maximum extent currently permissible under Delaware law.

6. Article VII, Section 4 - This section authorizes our board of directors to set different record dates for persons entitled to notice of a stockholders’ meeting and for those persons who may have the right to vote at such meeting.

Prior Bylaws

The section of the Prior Bylaws corresponding to Article III, Section 6, of the August 2010 Bylaws provided that special meetings of our stockholders may be called at any time by:

  our chairman;

  our chief executive officer; or

  our secretary at the request of a majority of our board of directors.

The Prior Bylaws did not contain any provisions corresponding to Article II, Section 1, Article II, Section 2, Article V, Article VI, and Article VII, Section 4, respectively, of the August 2010 Bylaws.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired - None

(b)	Pro Forma Financial Information - None

(c)	Shell Company Transactions - None

(d)	Exhibits:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Registrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2010

TURBOSONIC TECHNOLOGIES, INC.

By: /s/Egbert van Everdingen
       Name: Egbert van Everdingen
       Title: President, Secretary & Treasurer